Consulting Agreement

This agreement (the “Agreement”) is made and entered into as of the 1st day of October 2005, by and between Wyomex LLC (the “Consultant”) and Paramount Gold Mining Corp, a  Delaware corporation with a class of securities registered under Section 12(g) of the Exchange Act (“PARAMOUNT”); the Consultant and Paramount being sometimes hereinafter collectively referred to as the “Parties” or generically as a “Party.”

Preamble:

WHEREAS, PARAMOUNT is engaged in the business more particularly described in its current filings with the Commission, as available on EDGAR;

WHEREAS, the Consultant has substantial gold and silver mining exploration experience in Mexico and PARAMOUNT desires to avail itself of the Consultant’s services in conjunction with the exploration and development of its mining property in Mexico; and

WHEREAS, the Consultant is agreeable to making its services available to PARAMOUNT, on the terms and subject to the conditions hereinafter set forth:

NOW, THEREFORE, in consideration for the Consultant’s agreement to render the hereinafter described services as well as of the premises, the sum of TEN ($10) DOLLARS, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Witnesseth:

Article One

Obligations of the Parties

1.1

Description of Services

a)

(A)

(1)

The Consultant shall provide on a non-exclusive basis during the term of this agreement advice, guidance and general consulting services to Paramount. Consultant will work with and report to Bill Reed, Manager of Exploration, Mexico.

(2)

Neither the Consultant nor any of its partners, officers or directors shall be liable for consequential or incidental damages of any kind to PARAMOUNT or its stockholders, directors, officers, employees or agents that may arise out of or in connection with any services performed by the Consultant hereunder.

(B)

During the Initial Term of this Agreement (as hereinafter defined), the Consultant will provide PARAMOUNT with the consulting services, on a reasonable, as required basis, consistent with the Consultant’s other business activities.

(C)

Because of PARAMOUNT’s current and anticipated status under federal securities laws, in any circumstances where the Consultant is describing the securities of PARAMOUNT to a third Party, the Consultant shall disclose to such person the compensation received from PARAMOUNT  to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended; however, the Parties acknowledge they do not contemplate that the Consultant shall be involved in any activities on behalf of PARAMOUNT requiring such descriptions or disclosures, or that the Services involve any activities subject to regulation under federal or state securities laws.

1.2

Fiduciary Obligation to PARAMOUNT

(A)

In rendering its services, the Consultant shall not disclose to any third party any confidential non-public information furnished by PARAMOUNT or otherwise obtained by it with respect to PARAMOUNT.

(B)

(1)

PARAMOUNT acknowledges that because of the Consultant’s pre-existing relationships with other clients (the “Prior Clients”), the Consultant may face a conflict of interest and that any such conflict, if not resolved to one or more of its Prior Clients’ satisfaction, may require the Consultant to take actions or assume positions that are not in the best interest of PARAMOUNT because the Consultant’s first allegiance in such case may be to one or more of such Prior Clients;

(C)

Notwithstanding such potential conflict and after having been advised of the foregoing, PARAMOUNT hereby prospectively waives any claims or causes of action against the Consultant as a result of actions taken in such event, and agrees that the Consultant’s first loyalty and duty shall, if deemed appropriate by the Consultant, in its sole discretion, be to one or more of its Prior Clients; and

(D)

The Parties hereby agree that in the event that an actual conflict arises between PARAMOUNT and one or more of the Prior Clients, PARAMOUNT shall have the unilateral right to immediately terminate this Agreement, but that such termination will not affect the Consultant’s right to compensation from PARAMOUNT, as hereinafter provided.

1.3

Limitations on Services

(A)

The Parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc. (collectively with its subsidiaries being hereinafter referred to as the “NASD”), in-house "due diligence" or "compliance" departments of licensed securities firms, etc.;  accordingly, the Consultant agrees that he will not release any information or data about PARAMOUNT to any selected or limited person(s), entity, or group if the Consultant is aware that such information or data has not been generally released or promulgated.

(B)

The Consultant shall restrict or cease, as directed by PARAMOUNT, all efforts on behalf of PARAMOUNT, including all dissemination of information regarding PARAMOUNT, immediately upon receipt of instructions (in writing by fax or letter) to that effect from PARAMOUNT.

1.4

The Consultant’s Compensation

(A)

(1)

The Consultant shall be issued 50,000 shares of PARAMOUNT restricted Rule

144 stock;

(2)

The Consultant shall receive a per diem fee equal to US$600 per day for time spent consulting for Paramount. The Consultant will invoice Paramount on a monthly basis, and Paramount will make payment within 15 days of receipt of said invoice.

(B)

(1)

In addition to payment of fees, PARAMOUNT will be responsible for payment of all costs and expenses associated with the Consultant’s services to PARAMOUNT (except for expenses relating to general overhead and admin.), however payment of such expenses are subject to prior approval from PARAMOUNT for amounts in excess of $500.

(2)

In the event collection activities are required, PARAMOUNT agrees to pay the entire Consultant’s out of pocket costs associated therewith.

(3)

There will be no change or waiver of the provisions contained herein, unless such charge is in writing and signed by PARAMOUNT and the Consultant.

1.5

PARAMOUNT’s Commitments

In conjunction with all services provided by the Consultant under this Agreement, whether directly or indirectly:

(A)

(1)

All work requiring legal review will be submitted for approval by PARAMOUNT to PARAMOUNT’s legal counsel prior to its use.

(2)

Final drafts of any matters prepared for use by the Consultant in conjunction with the provision of the Services will be reviewed by PARAMOUNT and, if legally required, by PARAMOUNT’ legal counsel, to assure that:

(a)

All required information has been provided; and

(b)

All materials are presented accurately.

(3)

Only after such review and approval by PARAMOUNT and, if required, PARAMOUNT’s legal counsel, will any documents be filed with regulatory agencies or provided to the Consultant or third parties.

(B)

(1)

PARAMOUNT shall supply the Consultant on a regular and timely basis with all approved data and information about PARAMOUNT, its management, and its operations and PARAMOUNT shall be responsible for advising the Consultant of any fact which would affect the accuracy of any prior data and information supplied to the Consultant.

ARTICLE TWO

TERM, RENEWALS & EARLIER TERMINATION

2.1

Term.

This Agreement shall be for an initial term of twelve months commencing November 1, 2005  (the “Initial Term”).

2.2

Renewals.

(A)

This Agreement may be renewed for an additional term on the mutual consent of both parties.

2.3

Final Settlement.

(A)

Upon termination of this Agreement and payment to the Consultant of all amounts due it hereunder, the Consultant or its representative shall execute and deliver to PARAMOUNT a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to PARAMOUNT all records, manuals and written procedures, as may be desired by PARAMOUNT for the continued conduct of its business; and

(B)

PARAMOUNT or its representative shall execute and deliver to the Consultant a receipt for all materials returned and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to the Consultant all records, manuals and written procedures, as may be desired by the Consultant for the continued conduct of its business.

ARTICLE THREE

THE CONSULTANT’S CONFIDENTIALITY & COMPETITION COVENANTS

3.1

General Provisions.

(A)

The Consultant acknowledges that, in and as a result of its entry into this Agreement, he will be making use of confidential information of special and unique nature and value relating to such matters as PARAMOUNT’s trade secrets, systems, procedures, manuals, confidential reports; consequently, as material inducement to the entry into this Agreement by PARAMOUNT, the Consultant hereby covenants and agrees that he shall not, at anytime during the term of this Agreement, any renewals thereof and for one year following the terms of this Agreement, directly or indirectly, use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of its entry into this Agreement or provision of services hereunder.

(B)

In the event of a breach or threatened breach by the Consultant of any of the provisions of this Article Three, PARAMOUNT, in addition to and not in limitation of any other rights, remedies or damages available to PARAMOUNT, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Consultant, or by its partners, directors, officers, stockholders, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with it.

3.2

Special Remedies.

In view of the irreparable harm and damage which would undoubtedly occur to PARAMOUNT as a result of a breach by the Consultant of the covenants or agreements contained in this Article Three, and in view of the lack of an adequate remedy at law to protect PARAMOUNT’s interests, the Consultant hereby covenants and agrees that PARAMOUNT shall have the following additional rights and remedies in the event of a breach hereof:

(A)

The Consultant hereby consents to the issuance of a permanent injunction enjoining it from any violations of the covenants set forth in this Article Three; and

3.3

Cumulative Remedies.

The Consultant hereby irrevocably agrees that the remedies described in this Article Three shall be in addition to, and not in limitation of, any of the rights or remedies to which PARAMOUNT may be entitled, whether at law or in equity, under or pursuant to this Agreement.

3.4

Acknowledgment of Reasonableness.

(A)

The Consultant hereby represents, warrants and acknowledges that he has carefully read and considered the provisions of this Article Three and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of PARAMOUNT, its members, officers, directors, consultants, agents and employees; consequently, in the event that any of the above described restrictions shall be held unenforceable by any court of competent jurisdiction, the Consultant hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Consultant hereby covenants and agrees that if so modified, the covenants contained in this Article Three shall be as fully enforceable as if they had been set forth herein directly by the Parties.

(B)

In determining the nature of this limitation, the Consultant hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that these covenants not to compete or circumvent be imposed and maintained to the greatest extent possible.

ARTICLE FOUR

PARAMOUNT’S CONFIDENTIALITY & COMPETITION COVENANTS

4.1

General Prohibitions

(A)

PARAMOUNT acknowledges that, in and as a result of its engagement of the Consultant, PARAMOUNT will be making use of confidential information of special and unique nature and value relating to such matters as the Consultant’s business contacts, professional advisors, trade secrets, systems, procedures, manuals, confidential reports, lists of PARAMOUNT’ potential customers and funders; consequently, as material inducement to the entry into this Agreement by the Consultant, PARAMOUNT hereby covenants and agrees that it shall not, at anytime during the term of this Agreement, any renewals thereof an for two years following the terms of this Agreement, directly or indirectly, use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of its employment of the Consultant, or the Consultant’s affiliates.

(B)

In the event of a breach or threatened breach by PARAMOUNT of any of the provisions of this Article Four, the Consultant, in addition to and not in limitation of any other rights, remedies or damages available to the Consultant, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by PARAMOUNT, or by PARAMOUNT’ partners, directors, officers, stockholders, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with it.

4.2

Special Remedies.

In view of the irreparable harm and damage which would undoubtedly occur to the Consultant as a result of a breach by PARAMOUNT of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect the Consultant’s interests, PARAMOUNT hereby covenants and agrees that the Consultant shall have the following additional rights and remedies in the event of a breach hereof:

(A)

PARAMOUNT hereby consents to the issuance of a permanent injunction enjoining it from any violations of the covenants set forth in this Article Four is and

4.3

Cumulative Remedies.

PARAMOUNT hereby irrevocably agrees that the remedies described in this Article Four shall be in addition to, and not in limitation of, any of the rights or remedies to which the Consultant is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4

Acknowledgment of Reasonableness.

(A)

PARAMOUNT hereby represents, warrants and acknowledges that its officers and directors  have carefully read and considered the provisions of this Article Four and, having done so, agree that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Consultant, its members, officers, directors, consultants,  agents and employees; consequently, in the event that any of the above described restrictions shall be held unenforceable by any court of competent jurisdiction, PARAMOUNT hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, PARAMOUNT hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties.

(B)

In determining the nature of this limitation, PARAMOUNT hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute hereunder recognize that the Parties desire that these covenants not to compete or circumvent be imposed and maintained to the greatest extent possible.

ARTICLE FIVE

MISCELLANEOUS

5.1

Notices.

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid mailed to the principal place of business of the respective parties.

5.2

Amendment.

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

5.3

Merger.

(A)

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B)

All prior agreements whether written or oral are merged herein and shall be of no force or effect.

5.4

Survival.

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5

Severability.

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

5.6

Governing Law and Venue.

This Agreement shall be construed in accordance with the laws of the Province of Ontario and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Ontario, Canada.

5.7

Dispute Resolution in lieu of Litigation.

(A)

In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

(1)

(a)

First, the issue shall be submitted to mediation before a mediation service in Ontario, Canada to be selected by lot from six alternatives to be provided, three by the Consultant and three by PARAMOUNT.

(b)

The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

(2)

In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Ontario, Canada, to be selected by lot, from six alternatives to be provided, in the manner set forth above for selection of a mediator;

(3)

(a)

Expenses of mediation shall be borne by the Parties equally if successful but if unsuccessful, expenses of mediation and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

(b)

If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne ½ by PARAMOUNT and ½ by the Consultant.

(B)

Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(C)

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

5.8

Benefit of Agreement.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

5.9

Captions.

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10

Number and Gender.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11

Further Assurances.

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

5.12

Status.

(A)

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship, lessor-lessee relationship, or principal-agent relationship.

(B)

(1)

Throughout the term of this Agreement, the Consultant shall serve an independent contractor, as that term is defined by the United States Internal Revenue Service, and in conjunction therewith, shall be responsible for all of his own tax reporting and payment obligations.

(2)

The Consultant shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf of PARAMOUNT, whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect or hereafter enacted.

(C)

In amplification of the foregoing, the Consultant shall, subject to reasonable reimbursement on a pre-approved budgetary basis, be responsible for providing its own office facilities and supporting personnel.

5.13

Counterparts.

(A)

This Agreement may be executed in any number of counterparts delivered through facsimile transmission.

(B)

All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

In Witness Whereof, the Parties have executed this Agreement, effective as of

November 1, 2005

PARAMOUNT GOLD MINING CORP.

 /S/ Chris Crupi

____________________

Chris Crupi, President

Wyomex LLC

/S/ John Simons

______________________________

John Simons